                                                                    EXHIBIT 10.6

[SRT LOGO]                                           [STAMP OF SAUDI TELECOM CO]

================================================================================

                            MASTER PURCHASE AGREEMENT

                                       FOR

                                  450K PROJECT

===============================================================================

SAUDI TELECOM COMPANY       [STAMP OF SAUDI TELECOM CO]

NO   :

Date :

                                      S.R.T

---------------------------------------------
1 600K NETWORK EXPANSION TENDER    14/5/2001
---------------------------------------------
2 450K NETWORK EXPANSION TENDER    20/5/2001
---------------------------------------------
3 450K NETWORK EXPANSION TENDER    21/5/2001
---------------------------------------------
4    TEP450K PROJECT TENDER        21/5/2001
   NETWORK AND PRICING PROPOSAL
---------------------------------------------
5 450K NETWORK EXPANSION TENDER    23/5/2001
---------------------------------------------
6 SRS BEST AND FINAL WITH STC      24/5/2001
---------------------------------------------
7 SRS BEST AND FINAL WITH STC      25/5/2001
---------------------------------------------

SAUDI TELECOM COMPANY       [STAMP OF SAUDI TELECOM CO]

NO   :

DATE :

MASTER PURCHASE AGREEMENT FOR TELEPHONE NETWORK EXPANSION

PROJECT NO. 221145

THIS CONTRACT has been entered into in Riyadh city this      day corresponding
to   between:

First: SAUDI TELECOM COMPANY, A Saudi Company registered at Riyadh Commercial Registration under number (1010150269), represented in signing this Contract by its President Eng. Khaled Bin Abdullah Al-Mulhem Hereafter referred to as the Company - First Party

Second: SRTELECOM (SRT), a Canadian company established under the laws of Canada and having its branch office in the Kingdom of Saudi Arabia rabia at the address P.O. Box (89), Riyadh 11351 and represented in the signature of this Contract by Mr Makar Barsoum, its Regional Vice President.

Hereinafter referred to as the Contractor - Second Party.

WHEREAS the Company intends to carry out an expansion of its SRS network and has invited tenders for the supply of these Works

and

WHEREAS the Contractor has submitted his offer to carryout and complete these works after reviewing the tender conditions, specifications and all attached documents,

And

WHEREAS the Company accepted the offer submitted by the Contractor,

NOW, THEREFORE, the parties agree as follows:

ARTICLE (1): PURPOSE OF THE CONTRACT:

This Contract is a Master Purchase Agreement that provides the terms and conditions and Unit Prices under which the Company may order and the Contractor shall supply Works as may be specified from time to time in Purchase Orders in connection with Company's requirements for the expansion of its SRS network.

The Scope of Work Schedule attached to this Contract specifies the Works to be supplied under Purchase Order No. 1 of this Contract for the Total Ceiling Value stipulated in Article (6) of this Schedule, based on the Unit Prices and estimated Bill of Quantities.

ARTICLE (2): CONTRACT DOCUMENTS

2.1.     This Contract shall consist of the following schedules:

         A.       This Main Contract Document.

         B.       Special Contract Conditions

         C.       General Contract Conditions

         D.       The Scope of Work

         E.       The Unit Price Schedule

         F.       Bill of Quantities

         G.       Project Implementation Plan

         H.       The Company's Generic Specifications

         I.       The Company's Letter of Award (LOA) No. 393 date 21/03/1422H

         J. The Contractor's OfferNo. (SRQ-B222) dated 04/11/2000G and Contractor's subsequent letters referenced in the Letter of Award and the agreed negotiation documents.

         K.       Project Technical Specifications

2.2. These documents shall constitute an integral unit and each document shall be considered part of the Contract so they explain and complement each other.

2.3. In case of any contradiction between the Contract documents the precedent document shall prevail over the one following it in the order stated in Article (2.1) above. In case of different versions of the same document, the most recent document agreed by both parties shall prevail.

ARTICLE (3) : TOTAL CONTRACT PERIOD

Without prejudice to Articles 35 and 36 of the General Conditions:

3.1. The Total Contract Period shall commence on the Effective Date of the Contract and end sixty (60) Gregorian months after the Effective Date but in no event expire before Final Acceptance of the last part of any Works supplied under this Contract. The Effective Date shall be the date of the first Site Hand Over.

3.2 The Contractor shall supply all Works described in Contract Purchase Orders within a period of forty eight (48) Gregorian months from the effective Date of the Contract, which shall be termed the Total Contract Implementation Period. The Implementation Period shall commence on the Effective Date and be completed by Provisional Acceptance of all Works supplied under this Contract.

3.3 The Contractor shall supply all Works described under Purchase Order No.l within a period of eighteen (18) Gregorian months from the Effective Date of the Contract. This period shall be termed the Implementation Period of Purchase Order No.l.

3.4 Works may be ordered to be supplied by further Purchase Orders during the Contract Implementation Period defined in (3.2) above in accordance with the terms and conditions of Article (3) of the Special Contract Conditions.

3.5      Provisional Acceptance shall be followed by a minimum period of twelve
         (12) Gregorian months during which each accepted SRS System or Part of System (as the case may be) is taken under approval and maintained under Warranty by the Contractor in accordance with this Contract, but in no event shall this period expire before the Final Acceptance of each SRS System or Part of System. In this period, during which the accepted SRS System may be put in service, Technical Maintenance support services for each accepted SRS System or Part of System shall be provided by the Contractor as specified in other Contract documents.

3.6 In case of goods, which are designated for delivery to warehouse only, their Acceptance shall be followed by a Warranty in accordance with this Contract for a period of twelve (12) months unless otherwise stated to be longer in other Contract documents.

3.7 Taking into account circumstances beyond the Contractor's reasonable control and expectation, if the Contractor fails to supply the Works of a Purchase Order within the periods mentioned in its Project Implementation Plan or relevant MoPs, he shall be subject to the delay penalty stipulated in Article (39) of the General Contract Conditions and the supervision costs stipulated in Article (40) applied to the delayed SRS Systems or parts thereof.

ARTICLE (4): WARRANTY PERIOD

The Contractor shall guarantee that all Works are in accordance with the Contract and its documents for the period commencing from the Provisional Acceptance date and expiring on the Final Acceptance date except as otherwise specifically stated to be longer in other Contract documents taking into account Article (41) of the General

Contract Conditions and Article (27) of the Special Contract Conditions.

ARTICLE (5): PERFORMANCE GUARANTEE

A Performance Guarantee (5% of the Total Purchase Order Value) stipulated in Article (9) of the General Conditions shall be provided by the Contractor to the Company within 10 days of Contract Signature for Purchase Order No. 1 and within 10 days of Purchase Order signature for any subsequent Purchase Order as security for his proper execution of the Contract. The Guarantee shall remain valid and shall not be released until the Final Acceptance of the last part of the Works supplied under the relevant Purchase Order which shall be after the Contractor has executed and completed the Works and remedied any defects therein in accordance with the Contract. If at any stage during the period of the Contract, the Contractor fails to abide by the Contract satisfactorily, the Performance Guarantee may be called. Termination of the Contract due to a failure on the Contractor's part will automatically be grounds for surrender of the Guarantee.

ARTICLE (6): TOTAL PURCHASE ORDER VALUE

6.1. The Total Ceiling Value of Purchase Order No.l is SAR 87,200,000 (Eighty Seven Million Two Hundred Thousand Saudi Arabian Riyals).

6.2. The Total Value of any Purchase Order is subject to increase and decrease based on any change in the Scope of Work to be supplied by the Contractor in accordance with the Contract and its documents, and based on the additional and complementary Works and amendments made on the request of the Company within the limits stated in the Contract's Conditions.

6.3. The Total Value of any subsequent Purchase Order shall be determined in accordance with the terms and conditions of Article (3) of the Special Contract Conditions.

ARTICLE (7): PAYMENT

The Company shall pay the Contractor for Works supplied by him in fulfillment of his obligations under this Contract according to its terms and conditions and as stipulated in the Special Contract Conditions Articles (2) and (4) and the General Contract Conditions Article (50).

ARTICLE (8): DISCLOSURE

Without prejudice to the provisions of other regulations the Contractor shall acknowledge that he did not pay and will not pay any money or give any other value, or promise anything to obtain this Contract. If proven otherwise, any amount already paid or promised to be paid shall be deducted from the Contractor's payments due and the Company shall have the right to terminate the Contract without any compensation and the Contractor and its employees shall be held responsible for such acts.

ARTICLE (9): APPLICABLE LAW

This Contract shall be subject to the prevailing laws and regulations of the Kingdom. It shall be interpreted, implemented, and its disputes settled according to such regulations.

ARTICLE (10): ENTIRE AGREEMENT

This Contract and its documents constitute the entire agreement of the parties with respect to the subject matter hereof. This Contract may only be amended by an agreement in writing signed by both parties hereto.

In Witness hereof this Contract has been signed at the place and time stated above.

    For/First Party                             For/Second Party

/s/ Khaled Bin Abullah AI-Mulhem            /s/ Mr. Makar Barsoum
    Eng./khaled Bin Abullah AI-Mulhem           Mr. Makar Barsoum
    President, Saudi Telecom Company            SR Telecom
                                                Vice President

SPECIAL CONTRACT CONDITIONS

1-       DEFINITIONS AND ABBREVIATIONS

1-I      Definitions

         Goods:
         Any equipment, products or materials including licensed materials (e.g. software, etc) supplied under this Contract

         Services:
         Any type of labor or work (e.g. installation, etc) supplied under this Contract.

         Works:
         Goods, services or any combination of goods and complementary services as specified in the Scope of Work of a Purchase Order.

         Supply:
         Implement or deliver Works as appropriate under this Contract.

         Unit Price:
         A Unit Price is the stated price of a single Contract Unit or in case it is stated as a percentage it is a derived price calculated as a percentage of other Unit prices.

         Contract Unit:
         Any item in the Unit Price Schedule which has a unique description, defined deliverable and a Unit Price.

         Bill of Quantities:
         A list of Contract Units, with quantities and Unit Prices the total cost of each Contract Unit and the total cost of all items.

         Lump Sum:
         Any value in the Contract which does not represent deliverables defined in terms of a Bill of Quantities.

1-2      Abbreviations
         The following abbreviations, wherever mentioned in the Contract documents, shall have the associated corresponding meaning:

         CU               Contract Unit
         CUL              Contract Unit List
         FA               Final Acceptance
         FAC              Final Acceptance Certificate
         FT                 Factory Test
         MOP              Method of Procedure
         MPA              Master Purchase Agreement
         PIP              Project Implementation Plan
         OIL              Outstanding Item List
         O&M              Operations and Maintenance
         PA               Provisional Acceptance
         PAC              Provisional Acceptance Certificate
         PAT              Provisional Acceptance Test
         PO               Purchase Order
         RFP              Request for Purchases
         SASO             Saudi Arabian Standards Organization
         TM               Technical Maintenance support

2-       CURRENCY, PRICING AND PAYMENT PRINCIPLES

2-1 All prices (unit and total prices) shall be stated in Saudi Riyal (SR) only, without any correlation with the exchange rate of any other currency.

2-2 The payment between the Company and the Contractor shall be carried out according to the actually implemented works which have been approved by the Company both at the planning stage and in their execution, i.e. the value of the actually implemented works shall be calculated according to their quantities used in the implementation multiplied by the unit prices as included in the Contract.

2-3 The Unit Prices shall cover all costs incurred by the Contractor in pursuance of the implementation of the tasks of the Contract with him including the taxes, customs duties, customs clearance charges, other local dues, transportation and storage charges, social insurance installments, and any obligations the Contractor may bear in pursuance of the implementation of the tasks of the Contract.

2-4 Unit Prices (including discount formulas) stated in this Contract shall remain fixed for the whole Contract Period.

2-5      Embedded Costs

          The value of all overheads, indirect expenses, Project Management, Planning, Survey, Design and Engineering, SRS Network Integration Documentation and Administration costs are embedded into the Contract Unit Prices. These embedded costs exclude the costs of COM/IS Integration and Survey, Engineering and Administration Services for Equipment supplied by the Company which are payable in accordance with the relevant sections of Article (4) of this Schedule.

2-6      Interpretation of Tender Models

          The Contract Units included in the Contractor's Offer in response to each of the Models described in the Tender Scope of Work shall be considered as the only necessary Contract Units to implement any equivalent model functionality or part of model functionality under this Contract.

3-       PURCHASE ORDERS UNDER THE MPA

3-1      Terms and Conditions for Purchase Orders

          All Works under this Contract shall be supplied by Purchase Order and shall be subject to all the terms and conditions prevailing in this Contract.

3-2      Purchase Order No. 1

          Purchase Orders shall be sequentially numbered starting with Purchase Order No.l. Purchase Order No.l is considered to be contained in this signed Contract wherein the Works to be supplied are described in the Scope of Work and Bill of Quantities Schedules and an Implementation Period and Total Value are specified in Schedule A.

3-3      Request for Purchases

          Prior to any Purchase Order being placed with the Contractor subsequent to Purchase Order No.l, the Company shall issue a Request for Purchases (RfP) to be delivered over a stipulated period. The Contractor shall respond with a complete offer within 30 days of receiving said request.

3-4      Contents of Offer

          The offer shall include the following:

          - An estimated Bill of Quantities using Contract Units and their Unit Prices taking into consideration all applicable discounts.

          - The estimated amounts to be invoiced against each of the Payment terms of Article 4.2.2 of this Schedule.

          -    A full description of the Scope of Work.

          -    Delivery times for Works.

          -    A detailed Project Implementation Plan.

          - Any new Contract Units and their Unit Prices necessary to supply or implement any new Scope of Work of a type essentially different from that anticipated at the time of Contract Signature so that existing Unit Prices cannot be applied. Full description and justification shall be provided. The inclusion of such Contract Units and Unit Prices in the Contract shall be dependent on an approved Change Order.

3-5      Delivery Times

          Offered delivery times in any subsequent Purchase Orders shall be consistent with and shall not exceed those committed to in Purchase Order No. 1 for the delivery of similar Works.

3-6      Acceptance of Offer

          The Company shall notify the Contractor in writing upon its approval and acceptance of his offer. The approved documents shall constitute the documents of the relevant Purchase Order.

          The documents of any approved Purchase Order following Purchase Order No. 1 shall be attached to the Contract as annexes to the relevant Contract Schedules.

          Acceptance of any offer shall not relieve the Contractor of any of his obligations under this Contract. Any terms and conditions, which are added expressly or implicitly in a Purchase Order shall be considered void and have no effect.

3-7      Authorized Signatories

          Purchase Orders will be approved upon signature by both Presidents of the Company and the Contractor or their authorized representatives thereof.

3-8      Effective Date of Purchase Order

          The date of written approval by the Company shall be considered as the Effective Date of the Purchase Order, except for Purchase Order No.l, which shall have the Effective Date of this Contract. The overall delivery time mentioned in the accepted offer shall then become the relevant Implementation Period for the Purchase Order which shall commence on the Effective Date of the Purchase Order.

3-9      Determination of Works

          All Works to be supplied within the specified period of a Purchase Order shall be determined in MOPs issued during the Implementation Period of the Purchase Order.

3-10     Total Purchase Order Period

          Every Purchase Order shall have a Total Period stipulated from its effective date until Final Acceptance of its related Works. The Total Period of any Purchase Order shall not fall outside the Total Contract Period.

3-11     Implementation Period

          Every Purchase Order shall have an Implementation Period stipulated from its Effective Date until Provisional Acceptance of its related Works.

          In no event shall any Purchase Order Implementation Period fall outside the Contract Implementation Period.

3-12     No Obligation to Make Purchases

          Following Purchase Order No. 1, there shall be no obligation on the Company to make any further purchases nor shall there be a minimum value on further individual Purchase Orders.

3-13     Cancellation and Termination

          In case the Company decides not to make any further purchases under the Contract the Company shall promptly give notice to the Contractor that this Contract shall terminate on Final Acceptance of all work under any current Purchase Order.

4 -      TERMS OF PAYMENT FOR THE CONTRACTOR'S ENTITLEMENTS

4-1 After scrutinization of the amounts due, against the supplied Works under the Contract, and certified by the Company's representative, cheques shall be prepared and issued by the Company with the amounts to be paid according to the payment program directly drawn on a Saudi Bank.

4-2      The Company shall pay the Contractor's entitlements as follows:

4-2-1      The Contractor shall invoice the Company based on Contract Unit
         Prices and supplied quantities in accordance with the Contract Terms and Conditions, and Specifications.

4-2-2    Actually supplied Works shall be invoiced as follows:

         A)       Imported Goods

                  The Contractor has the sole responsibility to match the imported equipment with the requested (PIP) work.

                  Payment on Delivery

                  Imported goods cleared through customs shall be invoiced at 30% of their Contract value as contained in the detailed Bill of Quantities (BoQ) of an approved MoP once the MoP has been approved. The company representative will only certify that this type of equipment is defined in the Contract and/or its amendments.

                  In case of any spare parts, test equipment and any other goods specified for delivery to designated Company warehouse only, these shall be invoiced at 100% of their value based on a receipt signed by the company ("Proof of Delivery")and supported by a certificate from the Company's representative.

                  Payment on Acceptance

                  The remaining 70% of the value of imported goods shall be invoiced after a successful PAT certified by the signed Acceptance Test Report and an agreed as-built Contract Unit List.

                  By the end of the Implementation Period of the relevant Purchase Order, original shipping documents and customs clearance documents shall be supplied for all imported goods.

         B)       Locally Purchased Goods

                  The Contractor has the sole responsibility to match the locally purchased goods with the requested (PIP) work.

                  Payment on Delivery

                  Locally purchased goods shall be invoiced at 30% of their contract value as contained in the detailed Bill Of Quantities
                  (BOQ) of an approved MOP once the MOP has been approved. The company representative will only certify that this type of equipment is defined in the contract and/or its amendments.

                  In case of any spare parts, test equipment and any other goods specified for delivery to designated Company warehouse only, these shall be invoiced at 100% of their value based on a receipt signed by the company ("Proof of Delivery")and supported by a certificate from the Company's representative.

                  Payment on Acceptance

                  The remaining 70% of the value of the locally purchased goods shall be invoiced after a successful PAT certified by the signed Acceptance Test Report and an agreed as-built Contract Unit List.

         C)       Installation Services

                  Installation services shall be invoiced after successful PAT certified by the signed Acceptance Test Report and an agreed as-built Contract Unit List.

         D) Civil Works, Buildings, Building Works, Building and Civil Installation and Construction Due amounts of Civil Works, Buildings, Building Works, Building and Civil Installation and Construction, shall be invoiced in monthly progress payments based on the work completed at the site during the month in accordance with the Contract and based on a certificate from the Company's representative.

                from the Company's representative.

         E)       Training

                  Value of Training shall be invoiced upon delivery of the training based on a certificate from the Company evidencing the completion of the training services invoiced.

         F)       Technical Maintenance

                  Value of Technical Maintenance support shall be invoiced in monthly installments during the first twelve (12) months of the applicable period which shall be from the date of Provisional Acceptance to the date of Final Acceptance. A monthly installment shall cover an elapse of days equivalent to one calendar month.

         G) Survey, Engineering and Administration Services for Equipment supplied by the Company

                  The value of Survey, Engineering and Administration services for equipment supplied by the Company shall be invoiced upon the approval of the related design document (MoP) supported by a certificate from the Company's representative.

         H)       COM/IS System Integration

                  Each phase of the COM/IS integration project under Purchase Order No. 1 shall be invoiced as follows:

                  1. Value of Project Definition phase shall be invoiced upon the Company's approval of the Project Definition document prepared by the Contractor supported by a certificate from the Company's representative.

                  2. Value of Detailed Design and Development phase shall be invoiced upon the Company's approval of the detailed design and development document prepared by the Contractor supported by a certificate from the Company's representative.

                  3. Value of Integration and System Acceptance phase shall be invoiced upon the successful completion of the Integration and System Acceptance tests as defined in the approved Project Definition and Detailed Design and Development documents certified by the signed Acceptance Test Report.

         I)       Commercial Power Connection

                  The costs of connecting commercial power shall be reimbursed to the Contractor on presentation to the Company of valid site related invoices attaching original receipts from the relevant power company or its appointed Contractor.

         J)       Lump Sums

                  Any lump sums included in this Contract shall not be considered as Contract Unit Prices for payment purposes.

         K)       Discounts

                  At the end of the Implementation Period of a Purchase Order, any outstanding accrued discounts due to the Company shall be promptly credited to the Company.

4-2-3    Invoices

         Payment of Contractor's invoices shall be made within the calendar month following the month in which the invoice was submitted to the Company's representative. If within such a period the invoice documents are found not to be correct, the invoices shall be returned to the Contractor with the reasons for the rejection stated. It is required that invoices be issued on a site related basis where applicable.

         Free of Charge items shall be invoiced as for payable items but shall not be paid.

4-24     Retention

         Payment of Contractor's entitlements under this Article (4) shall be subject to the following:

         Company shall only pay the Contractor up to 90% of the Total Value of the relevant Purchase Order, until the Contractor clears his tax position with the Zakat and Income Tax Authority against all activities. Upon presentation of a clearance certificate from the Zakat and Income Tax Authority certifying that the Contractor has settled the Zakat or income Tax due on Works of the relevant Purchase Order, the Company shall pay the remaining value of Contractor's entitlements.

5-       FACTORY TEST AND INSPECTION

5-1        The Company shall have the right to inspect and test examples of all equipment, materials and instruments manufactured for the Contract prior to shipment. The Contractor shall provide the Company or its representatives with all the required facilities and assistance to observe the above testing without any additional charges to the Company. The Company shall pay the travel and expenses of their representatives.

5-2 The Contractor shall submit to the Company the manufacturing and shipment schedules for all equipment and/or materials at least one month prior to the time of packing for shipment as long as the lead time available is sufficient or such shorter period as may fit the actual circumstances. Should the Company's representatives fail to attend on the specified date for inspection, the Contractor shall carry out the relevant tests itself and proceed with shipment. The Contractor shall provide the Company with a copy of the recorded factory results made under its cognizance before shipment.

5-3 If the test results show that the equipment and/or materials do not comply with the specifications, such non-complying equipment and/or materials shall be rejected and shall not be shipped until repaired or replaced and tested again. In such case the Contractor shall be held liable for any resulting delay.

5-4 In all cases, the Contractor shall be responsible for the Compliance of his equipment and materials with the Contract's specifications.

5-5 The Company and the Contractor shall conclude an agreement on the factory test and inspection procedures within two weeks from the Contract signing.

6-       DOCUMENTATION

6-1 The Contractor shall prepare the documentation relating to all of the project's Works (e.g. design, plans, manuals, etc) and their related computer software and he shall maintain them in a way which secures their safety until officially handed over to the Company.

6-2 The Contractor shall provide complete sets of the installation and O&M manuals for the civil works and telecom systems prior to Provisional Acceptance and according to the applicable requirements in the Project or Generic Specifications.

6-3 Complete plans for all civil works including those parts relating to the new buildings, modifications of the existing buildings, shelters, power systems, calculations of the towers' design and lighting shall be included in separate manuals in addition to the construction and cable installation plans.

6-4 Notwithstanding anything else stated in this Contract to the contrary, Documentation and related software developed by the Contractor specifically for the project shall be the sole property of the Company.

6-5 All documentation shall be provided as both hard copy and data stored on digital storage media together with any necessary software to access the data on either the work stations supplied under this Contract or on the Company's existing work stations.

         7        COSTS OF THE CONSUMABLES

7-1 The Contractor shall bear the costs of all consumables, such as the water, electricity and fuel, needed during the implementation of a site up to the date of its Provisional Acceptance.

         8        SPARE PARTS

8-1 Spare parts required for normal operation and maintenance of all Project Elements shall be included. The quantities of the various spare parts required shall be based on the fault rates of the equipment, repair strategy, organization, etc., and shall be dimensioned sufficient to fulfill the requirements of the O & M activities for each of the Project Elements after the date of

         Provisional Acceptance until Final Acceptance. In case no such calculation can be performed, an amount equivalent to 3% of the total value of equipment, materials and software supplied for each of the Project Elements shall be included.

8-2 The Contractor shall, during the first two months of the Implementation Period, finalize the dimensioning of this part of the deliveries, supported by the required scientific calculations, and submit his proposal to the Company for approval.

8-3 Spare parts consumed before Final Acceptance shall be replenished at no cost to the Company.

9-       TEST AND MEASUREMENT INSTRUMENTS AND SPECIAL WORK TOOLS

         Test and measurement instruments and the work tools for the whole elements of the project shall be included at the rate of 2% of the total value of the equipment, materials and software imported from abroad for each of the Project Elements. The Contractor shall, during the first two months of the Implementation Period, determine the equipment to be delivered and submit his proposal for approval by the Company.

10-      FUTURE AVAILABILITY OF SPARES

10-1 The Contractor shall guarantee the availability of the spare parts as well as the test and measurement instrumentation and the special work tools for the complete parts of the project and that he shall manufacture them or their equivalent alternatives for the periods stated in paragraph 10.2 below.

The guarantee periods, for providing the spare parts, the instrumentation and tools stated in paragraph 10.1 above, shall be as follows:

                                                          GUARANTEED PERIOD OF
TYPE                                                      AVAILABILITY IN YEARS
-------------------------------------------------------------------------------
Telephone exchange equipment                                      15
Transmission equipment                                            15
Power equipment                                                   15
Fire prevention equipment                                         15
Alarm equipment                                                   15
Building equipment, e.g., elevators & water pumps                 15
Traditional batteries                                             18
Air-conditioning equipment                                        10
Operations software                                               10
Card phones                                                       10
Terminals                                                          7
Vehicles                                                           7
Solar energy batteries                                             5

Different type of cables:

                          The life span duration of all type of cable shall be 15 years except as otherwise stated in the Contract.

NOTE:          The said periods shall be effective from the date of Final
               Acceptance.

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         10-3 During the periods specified for the availability of the spare parts, instrumentation and tools described in paragraph 10.2 above and for the items so stipulated, the Contractor shall guarantee to supply goods against any purchase order within a period not exceeding six months from the date of the order made by the Company.

         10-4 The Contractor shall provide in this Contract the method of determining the future price of the above mentioned spare parts, instrumentation and tools by a scientific formula with official references for setting the said price otherwise the prices of the Contract shall apply.

         10-5 All replacement spare parts or replacement system parts shall provide the same or equivalent functionality. The Contractor shall give 6 months notice in writing of any item, not manufactured by the Contractor, in which production is about to cease.

11-      OBTAINING PASSES AND PERMITS

         The Contractor shall be responsible for obtaining all passes and permits required by local authorities before the implementation of any of the Contract's work. The Contractor shall bear any fees or charges which may be required by those authorities against the issuance of such passes or permits. The Company's role in this regard shall be restricted providing the Contractor with every possible assistance to facilitate the Project execution.

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12-      LAWS, REGULATIONS, CUSTOMS & TRADITIONS

         This Contract shall be subject to all laws, regulations, customs and traditions prevailing in the Kingdom of Saudi Arabia. The Contractor shall be aware of all these laws, regulations, customs and traditions and shall not be excused for ignorance of them.

13-      LIMITATION OF LIABILITY

         The Contractor and its subcontractors or suppliers shall be liable for direct damages and losses only and neither Contractor nor its subcontractors or suppliers shall be liable for any indirect damages or losses. The Company releases Contractor and its subcontractors and suppliers from any such indirect damages except as may arise for third party personal injury caused by Contractor or its subcontractor's negligent acts or omissions. Notwithstanding any other provision of this Contract, Contractor's total liability to the Company for all damages and losses arising out of this Contract shall not exceed the total Contract Value.

14-      CALENDAR

         The Gregorian calendar shall be used for all periods and dates referred to in any of the Contract documents.

15-      CONFIDENTIALITY

         All business and technical information and data, software and related documentation, in whatever form provided, recorded or unrecorded, which the parties may furnish or have furnished to each other is considered confidential and shall be treated as follows:

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         a.       shall be used solely for the purpose for which it was
                  furnished;

         b. shall be treated in strict confidence and shall not be provided to third parties;

         c. shall not be reproduced, except as necessary for its authorized use;

         d. shall be returned to the other party, together with all copies thereof, when no longer needed.

         The obligations of confidentiality and restricted use are not applicable to those portions of information that, free of any obligation to keep confidential, were previously known to, or that fall into the public domain without the fault of the disclosing party, or those subject to its control, or to which the parties agree need not be kept confidential.

16-      FORCE MAJEURE AFFECTING THE IMPLEMENTATION

         Neither party shall be liable for any loss, damage, delay or failure of performance resulting from any force majeure, that is, any cause beyond its reasonable control and which was unforeseen at Contract signature or which is unavoidable, including acts of God, wars, invasion, military operations, civil disturbance, earth quakes and volcanoes.

         A party claiming the existence of force majeure shall notify the other party within fifteen days of the force majeure and shall submit evidence of its existence.

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         If the force majeure delays the implementation of the Project Works for a period not exceeding six (6) months, the implementation period shall be extended up to a length of time resulting from the incident after taking the actions required with the Company in accordance with the applicable regulations. If the force majeure exists for a period of more than six (6) months, both parties shall agree on the appropriate measures to be taken.

17-      RIGHT TO SUBSTITUTE ENHANCED PRODUCT

         During the term of the Contract, telecommunications products, equipment and software to be provided under this Contract shall be subject to continuous modifications, upgrades and enhancements. In his performance of the Works, the Contractor is required to substitute, where available at the time of delivery, enhanced or upgraded products provided that such substitute products provide, or exceed, the function to be provided by the products identified in the Contract. The Contractor shall also provide the Company with complete technical information describing such enhancement, update or upgrade in the substitute product and obtain the Company's approval for those products before substitution at the same or less cost.

18-      CONTRACT LANGUAGE

         This Contract (and all its documents) shall be in both the Arabic and English Languages. All invoices and contractual correspondence between the parties shall be in both Arabic and English. In case of contradiction, the Arabic version shall always prevail. All other Contract correspondences and documents shall only be in English.

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19-      ACCEPTANCE

         Without prejudice to Articles (51) and (52) of the General Contract
         Conditions:

19-1 Provisional Acceptance Tests (PATs) shall be carried out in respect of each System or Part of System as the case may be.

19-2 The PATs are designed to verify that the System or Part of a System will operate and perform in accordance with the Contract. PATs shall also include visual inspections as necessary to verify compliance with the Contract conditions.

19.3 The sequence and interrelation of the PATs shall be in accordance with the Project Implementation Plan and the corresponding approved Design documents.

19-4 The Contractor shall notify the Company in writing at the Date of Completion, and minimum 5 working days prior to the PAT start date, that the System or Part of the System, as the case may be, is ready for a complete PAT of the System or Part of the System.

19-5 When the PATs have been performed with a successful result, the date when all the tests were completed shall be the "PAT Completion Date". This date shall be the date reflected in the Provisional Acceptance Certificate (PAC).

19-6 The Contractor, witnessed by the Company and/or its Consultant, shall carry out and complete the PATs, the result of which shall be accounted for in a jointly signed protocol, Acceptance Test Report, designed to clearly verify whether the PATs requirements are met or not.

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19-7     Within fifteen (15) days from completion of the PATs, the Company or its Consultant shall give the Contractor a written or facsimile notice stating whether or not the System or Part of System (as the case may be), has successfully passed the tests. When the PAT requirements are met, the System or Part of System shall be deemed accepted.

19-8 If the System or Part of System is not accepted by the Company due to the fact that the PAT results verify that the System or Part of System does not fulfill the requirements of the PATs, the above mentioned written notice shall specify the particulars of the alleged deviation from the PATs requirements and where the same is alleged to exist or to have occurred. Contractor shall with all reasonable speed under the circumstances and at his own expense remedy the deviation and the PATs Procedure for the relevant or affected part shall, unless waived by the Company, be repeated in accordance with the provisions of this Article
         (19).

19-9 When the results of the PATs verify that the System or Part of System operate and function in accordance with the PATs requirements, then the System or Part of System shall be deemed to also operate and function in accordance with the Specification unless otherwise proven.

19-10 Provisional Acceptance of the System or Part of System shall not be refused because of minor deviations and/or shortages, which do not prevent the System or Part of System to be put into operation (i.e. non-service affecting items). However, this will not relieve Contractor from his obligation to remedy said deviations without undue delay and in no event later than three (3) months from the date of Provisional Acceptance (PAC).

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In case the said remedying takes longer than three months the Warranty Period and any applicable Technical Maintenance Periods shall be extended by the same period that the rectification work was delayed. These minor deviations and shortages shall be listed in an Outstanding Items List (OIL) and attached to the PAT Report. An OIL Clearance Certificate shall be issued by the Contractor and approved by the Company as soon as these outstanding items have been cleared.

19-11 If the Contractor has not received the said written or facsimile notice from the Company or its representative stating whether or not the System or Part of System has successfully passed the PATs, within fifteen (15) days from completion of the PATs, the System or Part of System shall be deemed accepted as of the last day of said period of fifteen (15) days.

19-12 If the Company should take over or use the System or Part of System prior to or without the above mentioned PATs, such take over or use shall be deemed as Acceptance of the System or Part of System on that date. Provided always that such System or Part of System is capable of operating independently and constitutes a fully operational entity and that non-functioning or partially functioning associated components shall be excluded from such Acceptance. Such Acceptance shall be verified with the satisfactory results of a later PAT for the System or Part of System. The requirement for a later successful PAT shall be waived only at the discretion of the Company. Such deemed
         Acceptance shall not limit the responsibility of the Contractor to finalize any outstanding work or remedy any deviations found.

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19-13 The Contractor shall require a signed authorization from the Company for the specific System or Part of System before it is put into commercial service.

19-14 When according to the above, the System or Part of System is accepted or deemed accepted, such acceptance shall be confirmed by the signature of the Company on a PAC submitted by the Contractor. The PAC shall be signed and returned without undue delay after Contractor's written request.

19-15 Provisional Acceptance of goods specified only for delivery to warehouse shall occur on delivery to the Company's designated warehouse in Saudi Arabia provided such goods are new and of merchantable quality on delivery and provided that a receipt signed by the Company ("Proof of Delivery") has been obtained supported by a certificate from the Company's representative. Final Acceptance of such goods shall be deemed to occur on expiry of the twelve (12) month Warranty period.

         Definitions for this Article (19):

         Provisional Acceptance Certificate (PAC): means the written confirmation of acceptance by the Company in accordance with this Article (19).

         PAT: means the test(s) to be carried out in accordance with this Article (19) and the Generic Specification GS07.

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System: means either:

- The Hardware and Software to be supplied and installed for each new complete SRS System which shall consist of one Central Station, the appropriate number of Repeaters and Outstations as specified in the relevant approved design document and all associated equipment and works; or

-        The complete COM/IS system to be supplied and installed for the SRS
         Network

Part of System: means the Hardware and Software to be supplied and installed in an existing SRS System which shall consist of the appropriate number of Repeaters and/or Outstations as specified in the relevant approved design document and all associated equipment and works.

Project Implementation Plan: means the time schedule agreed upon between the Parties for the Implementation of the System or Part of System.

Implementation: means all the work performed in accordance with the Contract up to Provisional Acceptance.

Date of Completion: means the date(s) specified in the Project Implementation Plan and relevant Design document on which the System or Part of System, as the case may be, shall be implemented and be notified ready for a complete PAT, taking into account all appropriate extensions or postponements.

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20-      NETWORK INTEGRATION

         The Contractor shall be responsible to provide for the integration of all equipment delivered under this Contract into the existing network and associated systems. SRS Provisional Acceptance Certificates (PACs) shall not be issued unless the equipment is fully integrated and operational in the network.

         The COM/IS System PAC shall be issued upon successful completion of the COM/IS Integration and System Acceptance tests as defined in the approved Project Definition and Detailed Design and Development documents as certified by the signed Acceptance Test Report. If the Integration cannot be fully implemented due to the unavailability of the Company's COM/IS system then Provisional Acceptance shall be granted on the basis of performing the appropriate agreed upon tests to demonstrate that the integration requirements have been fully met.

         The Contractor shall be responsible for identifying any work to be completed by the Company or by any other Contractor which is required to allow integration of his equipment into the network, and shall plan and schedule his work to allow for these dependencies. The Contractor shall ensure that the necessary coordination with other Contractors is effected.

21-      CHANGE ORDERS

         Subject to Articles 43 and 44 of the General Contract Conditions, the only valid mechanism provided between the parties for contract amendments are Change Orders, which shall be used in the following cases:

         a. A change to the Implementation Period of a Purchase Order or to the Total Contract Implementation Period;

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         b.       A change to the Total Value of a Purchase Order;

         c. A new Unit Price to be introduced for work which is new and for which it could not be reasonably anticipated that such a Contract Unit would be required at the time of Contract signature;

         d.       A change to Contract Terms and Conditions.

         A Change Order shall not be approved by the Company unless it is satisfied that it has been given, by the Contractor, complete and accurate financial and technical information, including full technical and contractual justification, in the contents of the Change Order such that the cost impact on the work affected is accurately known. Change Orders shall be submitted prior to the implementation of the related work.

22-      TITLE

         Title for all goods and services supplied under the Contract shall pass in perpetuity to the Company upon Provisional Acceptance of same.

23-      CONTRACTOR'S RESPONSIBILITY FOR PLANNING, ENGINEERING AND DESIGN

23-1 Except as noted otherwise in Contract documents the Contractor shall be responsible for engineering and design which includes site surveys, drawings and plans, etc. This shall be subject to review and approval by the Company and/or its Consultant before implementation. Such approval shall not relieve the Contractor from his obligations to implement the Works in accordance with this Contract.

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The Contractor's plans shall always be provided with good and detailed estimates of the costs of the planned work and accumulated costs after its completion, good technical justification, and, where necessary, good contractual justification.

All planned work shall be for complete systems capable of being implemented within the allowed budgets. Systems unable to be completed due to poor planning by the Contractor within the limits set by the Contract shall not be accepted and nor shall any payment be made for uncompleted systems.

The Contractor shall submit quarterly audits of all the work completed
    (as-built) in the project with detailed and accurate information on accumulated costs up to the end of the relevant quarter. The audits shall also include the details and total cost of work in progress.

Work plans shall always use the latest project audit results as the baseline for future work.

The work shall be planned efficiently in a sequential manner so that all necessary parts of the network shall be put in place to support the next part coming into operation.

24-      PROJECT SPECIFIC DRAWINGS, DATA COLLECTION AND PLANS

          Regardless of anything else contained in this Contract, the copyright to any drawings, data collection or plans (such as but not limited to network plans and transmission plans) produced by the Contractor specifically for the performance of this Contract and only usable for that purpose and excluding any

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          material or part thereof which was produced prior to the signing of this Contract without relation to this Contract by the Contractor or any of its sub-Contractors, shall belong to the Company. It is provided that the Company allows the Contractor the right to use, for the Contractor's performance of this Contract, such drawings, data collections and plans as well as any other documents of the same nature that is in the possession of the Company.

          Nothing contained in this Contract shall prevent the Company disclosing such material mentioned above, after Provisional Acceptance, to third parties that are to perform complementary work on the Company's network.

25-      METHOD OF PROCEDURE (MOP)

25-1 A MoP is a design document which shall contain all necessary plans and engineering data relevant to a site's function relative to the overall system design and site's practical construction. It shall contain a time schedule for starting and completing the work.

25-2 A separate MoP shall be provided for each complete SRS system design and it shall need to be submitted and approved prior to any subsystem MoP related to it including civil works MoPs.

25-3 Any approved Method of Procedure (MoP) document shall include a priced and detailed Contract Unit List with quantities and a total cost to do the work. All MoPs shall contain committed dates for Provisional Acceptance Testing of the works described therein and if not meeting those dates the Contractor shall be subject to Article 39 of the General Contract Conditions, Delay Penalty.

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26-      LICENCES

26-1 Subject to the terms and conditions set forth in this Article (26), the Company is hereby granted a non-exclusive, irrevocable, transferable and restricted license to use the Software and Documentation, for the Company's own operation and maintenance of the System or Part of System in accordance with this Contract.

26-2 Unless otherwise stated in this Contract and except for any software developed by the Contractor solely under this Contract which shall be the sole property of the Company, it is understood that the Company receives no title or ownership rights to the Software or Documentation, and all such rights shall remain with Contractor or its suppliers.

26-3 In pursuance of the foregoing, except as provided otherwise in this Contract, the Company shall:

26-4 only make copies of supplied software and documentation for itself sufficient to use the works or materials supplied under this Contract;

26-5 when making permitted copies transfer to the copy/copies any copyright or other marking on the Software or Documentation;

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26-6     not modify, de-compile, translate, adapt, arrange or error correct or make any other alteration of the Software or Documentation;

26-7 not use the Software or Documentation for any other purpose than permitted in this Article;

26-8 grant the Contractor the right to use and modify software solely developed for this Contract.

26-9 The Company and any successor to the Company's title to the Hardware or part of Hardware, shall have the right without further consent of Contractor to transfer this license to a third party which acquires the System or Part of System, provided any such third party agrees in writing to abide by all the terms and conditions of this license.

26-10 The obligations of the Company under this Article (26), shall survive the termination or expiration of this Contract for any reason.

26-11 Software means any such computer program, software module or package or any part thereof in binary code form and included in the System

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27-      WARRANTY

         Without prejudice to the periods of extended warranty to be provided for various categories of deliverables as required by the Generic Specification, GS06, etc.:

27-1     The System Or Part Of System

27-1-1 Contractor warrants to repair, correct or replace the System or Part of System, for a period from its Provisional Acceptance to its Final Acceptance, if the System or Part of System would not conform to and function and operate in accordance with the Contract conditions by reason of defective material, design or workmanship, as appropriate.

27-2     Hardware And Spare Parts

27-2-1 Contractor shall, for a period from its Provisional Acceptance to its Final Acceptance, at his option repair or replace, without expense to the Company, any part of the Hardware or Spare Parts found not to be in conformity with the Contract by reason of defective material, design or workmanship

27-2-2 Such repairs or replacements of the Hardware or Spare Parts shall be made without undue delay from the date the Company notifies any defect to the Contractor in writing before Final Acceptance.

27-2-3 Any repaired or replaced Hardware or Spare Parts will be warranted for the remainder of the original warranty period.

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         Software

         Contractor shall, for a period from its Provisional Acceptance to its Final Acceptance, at his option correct or replace, without expense to the Company, any part of Software found measurably not to function in conformity with the Contract by reason of defective design.

27-3-2 Such corrections or replacements (by the supply of Software Updates) of the Software shall be made without undue delay from the date the Company notifies any defect to the Contractor in writing before its Final Acceptance.

27-3-3 In the event of non-conformity of an Emergency character,Contractor shall perform temporary corrections or replacements, as the case may be, without undue delay after the Company's notification thereof to Contractor. Definitive corrections or replacements (by the supply of Software Updates), shall thereafter be performed in accordance with the above.

27-3-4 Any corrected or replaced Software will be warranted for the remainder of the original warranty period.

27-3-5 During the warranty period the implementation of corrections and/or the implementation of replacement Software Updates shall be made by Contractor without expense to the Company.

27-3-6 Documentation of corrected or replacement Software Updates will be furnished without expense to the Company.

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27-3-7   For additional software, the same Software warranty shall apply as described in this Article with the exception that the warranty shall only apply with respect to new functions in the additional software (as specified in the additional software specification) and that the warranty period is calculated from the receipt by the Company of the additional software.

27-3-8 Software Updates means corrections of the Software based on Contractor's and users fault reports and which are issued as Software Updates by Contractor. The Software Update shall contain the appropriate load file, implementation instructions and user documentation.

27-4     General

         Any warranty above in this Article (27), shall apply only if:

27-4-1 The System or Part of System is used under normal conditions and in accordance with the Documentation, information and advice furnished by Contractor and the Training provided under this Contract

27-4-2 The Company has given Contractor notice of such defects, non-conformities or deviations before the expiration of the applicable warranty period

27-4-3 Such defect, non-conformity or deviation was not caused by inter-working equipment not supplied under this Contract or any engineering or implementation not carried out by Contractor

27-4-4 The Company has given Contractor every opportunity to inspect and remedy such defect, non-conformity and deviation

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27-4-5   The warranty given in this Article (27), shall not apply to any failure caused by modification of the Hardware or Software without Contractor's written approval.

27-4-6 All transportation costs and risk of loss incurred with respect to the repair and/or replacement of defective goods shall be borne by the Contractor.

27-4-7 The Company undertakes to comply with Contractor's instructions concerning disposal of defective Hardware and Software. The warranty given in this Article (27), shall survive inspection and acceptance.

28-      INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT

              Article 21 of the General Contract Conditions, Patent Rights and its Possession, shall apply subject to the following:

              The Contractor shall promptly, at his option and own expense, either;

         28-1 procure for the 'Company and its customer the rights for continued use of the System, or

         28-2 replace or modify the System so that it no longer infringes any such rights, where in all cases the functionality of the replaced or modified system shall not be substantially inferior to the originally supplied system, or

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         28-3 if such remedies are not reasonably or economically feasible,
         Contractor may request the Company to return the System and refund to the Company the purchase price, provided always:

         28-4 that the System is properly used in accordance with the Documentation and the purposes contemplated by this Contract; and

         28-5 that the Company without delay informs Contractor in writing of any claim made by reason of alleged infringement as aforesaid and refrains from acting on account of such claim without previous approval of Contractor; and

         28-6 that the Company without delay informs Contractor in writing if legal action is taken by any third party on account of such claim and that Contractor shall have full authority to defend or settle the same through its counsel; and

         28-7 that Contractor is informed of all circumstances which may be of relevance to the legal action taken and the Company refrains from all steps in relation to the legal action taken which may prejudice Contractor; and

         28-8 that the Company gives Contractor every reasonable assistance which may be required to settle or defend the legal action taken; and

         28-9 that the infringement or alleged infringement is not arising out of the use of the System in combination or conjunction with any other item or the use thereof not supplied or manufactured by


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         Contractor; and

         that the infringement or alleged infringement is not arising out of any modifications of the System by the Company not approved by Contractor.

29-      LOSS OF SERVICE PENALTY.

         If any System or Part of System fails to operate according to the Contract between Provisional Acceptance and Final Acceptance such that service is interrupted, and it is proven that such interruption is not due to operational reasons or is not due to normal system or equipment failures or reasons not under the Contractor's control, then the Contractor shall compensate the Company at the rate:

         SR 10 per day per out of service subscriber voice connection or per 64 Kb/s subscriber data connection

         SR 3,750 per day per out of service 2 Mb/s end to end circuit capacity up to a maximum of five percent (5%) of the Total Purchase Order Value.

30-      WAIVER OF RIGHTS

         If any rights under this Contract have not been exercised by the Company or the Contractor then this shall not set a precedent that any such rights shall be waived thereafter.

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31-      ASSIGNMENT

         The Contractor shall have no right to release this Contract or any part thereof, or any profit or advantage as a result of it, without obtaining the prior written approval from the Company. The Parties agree however that, subject to the last sentence of this Article (31), such approval shall be given in case Contractor wishes to assign this contract or any part thereof to a subsidiary in the Kingdom of Saudi Arabia. However, the Contractor shall fulfill all obligations and meet all liabilities of this Contract jointly and severally with the party to whom the Contract is released towards the Company, in the execution of this Contract.

32-      RE-EXPORT CONTROL

         The Company shall not re-export any of the products supplied under this Contract to any other country without first obtaining written consent from the Contractor.

33-      TERMINATION

         Either party may terminate this Contract for any of the reasons set forth hereunder:

         33-1 Either party becomes bankrupt or insolvent, or is declared bankrupt, or is unable to pay its creditors, or submits a petition for insolvency or compounds with its creditors.

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         33-2 If the Contractor gives or attempts to give any gift, loan, reward or advantage whatsoever to any officer, director or employee of the Company or any Government official or servant who has any relation direct or indirect with the performance of this Contract.

         If either party, in spite of a notice given to it by the non-breaching party in writing, commits a substantial breach of the provisions of this Contract.

         If the breaching party fails to cure such breach, or fails to take steps to cure such breach, then the non-breaching party may cancel the Contract by a further notice in writing sent by fax, hand delivered or by registered mail to the notice party address as designated in this Contract without summons, court order or any further formality. The consequences of such cancellation shall be:

                  A. The Company may call the performance guarantee if the breaching party is the Contractor.

                  B. The breaching party shall be responsible to the non-breaching party for any damages or losses subject to the terms and conditions of this Contract.

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